UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MOVANO INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0579295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6200 Stoneridge Mall Rd., Suite 300 Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-252671

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.0001 per share, of Movano Inc. (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-252671), initially filed publicly with the Securities and Exchange Commission (the “Commission”) on February 2, 2021, and as subsequently amended (the “Registration Statement”). This information is incorporated herein by reference. In addition, any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 19, 2021	MOVANO INC.

	By:	/s/ Michael Leabman
	Name:	Michael Leabman
	Title:	Chief Executive Officer

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